Exhibit 99.3

Multi-Color Corporation

Pro Forma Consolidated (unaudited) Financial Information

On October 3, 2011, Multi-Color Corporation (the “Company”) completed its plan of merger with Adhesion Holdings, Inc. (“Adhesion Holdings”) whereby the Company acquired Adhesion Holdings.

The unaudited pro forma statements of income for the year ended March 31, 2011 and the six months ended September 30, 2011 are prepared as if the acquisition and related financing occurred at the beginning of the respective periods. The unaudited pro forma balance sheet information as of September 30, 2011 is prepared as if the acquisition and related financing occurred on that date.

The unaudited pro forma consolidated financial information has been derived from the application of pro forma adjustments to the historical consolidated financial statements of the Company and Adhesion Holdings. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred as of the beginning of the periods presented or at the balance sheet date presented, nor is it necessarily indicative of future financial position or results of operations. The pro forma adjustments give effect to (i) the preliminary estimated allocation of the acquisition purchase price and (ii) the financing related to the transaction. This unaudited pro forma financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations. The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable.

The unaudited pro forma consolidated financial information includes historical financial information for the Company and Adhesion Holdings. The Company’s historical consolidated balance sheet as of September 30, 2011 and its historical consolidated statement of income for the six months ended September 30, 2011 were taken from the unaudited consolidated financial statements in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The Company’s historical consolidated statement of income for the year ended March 31, 2011 was taken from the audited consolidated financial statements in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

Adhesion Holdings’ historical consolidated balance sheet as of September 30, 2011 was derived from its unaudited consolidated balance sheet as of September 30, 2011, which is not included in this Form 8-K/A. Adhesion Holdings’ historical consolidated statement of income for the year ended March 31, 2011 includes its audited consolidated statement of income for the year ended December 31, 2010 included in this Form 8-K/A. Adhesion Holdings’ historical consolidated statement of income for the six months ended September 30, 2011 was derived from its unaudited consolidated statement of income for the nine months ended September 30, 2011, which is not included in this Form 8-K/A, and adjusted to deduct its unaudited consolidated statement of income for the three months ended March 31, 2011, which is included in this Form 8-K/A. Certain amounts have been reclassified in the Adhesion Holdings consolidated financial statements to conform to the Company’s presentation of its consolidated financial statements.

At the time of the acquisition, Adhesion Holdings had a 50% ownership interest in a joint venture in Santiago, Chile (“Cameo Chile”). The Company acquired Adhesion Holdings’ 50% ownership interest and acquired the remaining 50% ownership interest from the other joint venture partners. As a result, the Company has consolidated the full financial statements of Cameo Chile as a part of these pro-forma financial statements. The Company used the unaudited consolidated balance sheet as of September 30, 2011, the unaudited consolidated statement of income for the six months ended September 30, 2011 and the audited consolidated statement of income for the twelve months ended December 31, 2010 as the basis for consolidating Cameo Chile’s financial statements into these consolidated pro forma financial statements, which are not included in this Form 8-K/A.

The preliminary purchase price of approximately $329.3 million, plus $10.6 million of debt assumed, was based upon a multiple of earnings. The proceeds were obtained through $261.3 million in borrowings under the Company’s amended debt facility and the issuance of 2.7 million shares of the Company’s common stock with an estimated fair value of $46.7 million. A portion of the purchase price, $21.3 million, was deferred and will be paid on April 1, 2012. In addition to the cash and stock, the Company recorded approximately $1.2 million for acquisition related costs, including legal, accounting and advisory services in its statement of income. The acquisition has been accounted for as a purchase business combination, and accordingly the purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on the estimated fair value as of the date of acquisition.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included on Form 10-Q for the quarter ended September 30, 2011 and Form 10-K for the fiscal year ended March 31, 2011 and with the audited financial statements for Adhesion Holdings for the twelve months ended December 31, 2010, which are included in this Form 8-K/A.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Balance Sheet (unaudited)

September 30, 2011

	Historical			Pro-Forma
(In thousands)	Multi-Color	Adhesion Holdings	Cameo Chile	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$7,082	$469	$139	$(261,342)	A	$7,690
				261,342	A
Accounts receivable, net	64,739	24,648	10,914	(2,735)	F	97,566
Inventories, net	29,054	16,281	5,818	(3,228)	F	47,925
Deferred tax asset	3,328	912	672	1,127	F	6,039
Prepaid expenses and other	6,078	4,607	962	—		11,647

Total current assets	110,281	46,917	18,505	(4,836)		170,867
Property, plant and equipment, net	114,516	52,033	18,833	(3,024)	F	182,358
Goodwill	157,818	66,205	7,873	94,275	F	326,171
Intangible assets, net	37,090	106,249	163	(29,112)	F	114,390
Deferred tax asset	2,265	15,353	1,498	(9,600)	F	9,516
Investment in joint venture	—	28,386	—	(28,386)	E	—
Deferred financing costs and other	7,378	7,311	735	(7,136)	B	8,288

Total assets	$429,348	$322,454	$47,607	$12,181		$811,590

See accompanying notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Balance Sheet (unaudited)

September 30, 2011

(continued)

	Historical			Pro-Forma
(In thousands)	Multi-Color	Adhesion Holdings	Cameo Chile	Adjustments		Consolidated
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Note payable	$2,462	$—	$—	$—		$2,462
Current portion of long-term debt	13,642	2,895	4,729	(1,600)	A	22,041
				2,375	A
Accounts payable	33,637	12,296	8,662	—		54,595
Deferred taxes	—	441	—	(441)	F	—
Accrued and other current liabilities	19,198	5,527	2,705	21,309	H	48,952
				213	F

Total current liabilities	68,939	21,159	16,096	21,856		128,050
Long-term debt	134,690	251,827	4,562	(251,800)	A	398,246
				258,967	A
Deferred tax liability	24,516	31,942	2,241	(24,828)	F	33,871
Long-term accrued interest payable	—	209	—	(209)	A	—
Other liabilities	11,724	285	314	2,937	F	15,260

Total liabilities	239,869	305,422	23,213	6,923		575,427
Commitments and contingencies
Shareholders’ equity:
Common stock	683	1	—	266	H	949
no par value, stated value of $.10 per share				(1)	F
Paid in capital	74,930	226,687	14,367	46,418	H	121,348
				(241,054)	F
Treasury stock, 70 shares at cost	(655)	—	—	—		(655)
Restricted stock	(263)	—	—	—		(263)
Accumulated other comprehensive income (loss)	(809)	(1,123)	—	1,123	F	(809)
Retained earnings	115,593	(208,533)	10,027	198,506	F	115,593

Total shareholders’ equity	189,479	17,032	24,394	5,258		236,163

Total liabilities and shareholders’ equity	$429,348	$322,454	$47,607	$12,181		$811,590

See accompanying notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Statement of Income (unaudited)

For the Year Ended March 31, 2011

	Historical				Pro-Forma
(In thousands, except per share data)	Multi-Color	Adhesion Holdings	Cameo Chile	Prior Multi- Color Acquisitions (M)	Adjustments		Consolidated
Net revenues	$338,284	$197,418	$33,892	$38,408	$—		$608,002
Cost of revenues	270,306	148,300	23,347	27,339	(1,202)	G	468,530
					653	O
					(213)	D

Gross profit	67,978	49,118	10,545	11,069	762		139,472
Selling, general and administrative expenses	33,176	31,823	6,716	5,516	(7,481)	I	74,044
					4,294	I
Loss on legal settlement	2,800	—	—	—	—		2,800
Facility closure expense/(income)	(258)	—	—	—	—		(258)

Operating income	32,260	17,295	3,829	5,553	3,949		62,886
Interest expense	7,021	28,505	477	1,456	1,394	B	25,203
					(3,306)	B
					(10,344)	J
Other (income) expense, net	(210)	(4,343)	(94)	626	1,321	E	(2,700)

Income (loss) before income taxes	25,449	(6,867)	3,446	3,471	14,884		40,383
Income tax expense	7,038	(2,916)	702	203	6,983	L	12,010

Net income (loss)	$18,411	$(3,951)	$2,744	$3,268	$7,901		$28,373

Basic earnings per common share	$1.42						$1.81
Diluted earnings per common share	$1.40						$1.80

Basic shares outstanding	13,005				2,664	K	15,669
Diluted shares outstanding	13,139				2,664	K	15,803

See accompanying notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

Pro Forma Consolidated Statement of Income (unaudited)

For the Six Months Ended September 30, 2011

	Historical				Pro-Forma
(In thousands, except per share data)	Multi-Color	Adhesion Holdings	Cameo Chile	Prior Multi- Color Acquisitions (M)	Adjustments		Consolidated
Net revenues	$203,261	$103,263	$18,565	$3,183	$—		$328,272
Cost of revenues	159,999	82,840	14,523	2,475	(601)	G	259,783
					653	O
					(106)	D

Gross profit	43,262	20,423	4,042	708	54		68,489
Selling, general and administrative expenses	18,592	19,831	3,143	589	(3,819)	I	39,325
					2,147	I
					(1,158)	C

Operating income	24,670	592	899	119	2,884		29,164
Interest expense	4,286	13,054	177	94	489	B	11,923
					(996)	B
					(490)	C
					(4,691)	J
Other (income) expense, net	95	(627)	222	228	665	E	583
Loss on extinguishment of debt	—	13,569	—	—	—	N	13,569

Income (loss) before income taxes	20,289	(25,404)	500	(203)	7,907		3,089
Income tax expense	6,673	(9,245)	242	—	2,990	L	660

Net income (loss)	13,616	(16,159)	258	(203)	4,917		2,429
Loss attributable to non-controlling interests	32	—	—	—	—		32

Net income (loss) attributable to Multi-Color	$13,648	$(16,159)	$258	$(203)	$4,917		$2,461

Basic earnings per common share	$1.03						$0.15
Diluted earnings per common share	$1.01						$0.15

Basic shares outstanding	13,302				2,664	K	15,966
Diluted shares outstanding	13,541				2,664	K	16,205

See accompanying notes to Pro Forma Consolidated Financial Statements.

MULTI-COLOR CORPORATION

Notes to Pro Forma Consolidated Financial Information (unaudited)

All amounts in thousands, except as noted otherwise

A	Represents the net proceeds from borrowings under the Company’s amended credit facility as follows (all amounts are stated in U.S. dollars):

Borrowings under the amended credit facility:	$261,342

This debt reflects the amount of borrowings at the closing. The proceeds from the debt borrowings were used as follows:

Repay portion of debt assumed by the Company from Adhesion Holdings and Cameo Chile and associated prepayment penalties	$256,530
Cash deposited into Escrow	4,812

Net borrowings for the acquisition	$261,342

The Company incurred $8,351 of debt issuance costs relating to the amendment to the credit facility that have been deferred and will be amortized over the remaining term of the credit facility (5 years). The long-term portion of these deferred debt issuance costs are classified in deferred financing costs and other and the short-term portion of these deferred debt issuance costs are classified in prepaid expenses and other in the Company’s September 2011 consolidated balance sheet.

B	Represents an adjustment to the overall amortization of deferred financing fees to reflect the addition of the $8,351 of additional debt issuance costs. The adjustment to interest expense for the amortization of the new deferred financing fees reflected in the statements of income for the six months ended September 30, 2011 and twelve months ended March 31, 2011 were $489 and $1,394, respectively.

Also, includes an adjustment to reverse the deferred financing fees on the balance sheet of Adhesion Holdings in the amount of $7,136. The amortization of deferred financing fees reversed out of interest expense in the statements of income for the six months ended September 30, 2011 and twelve months ended March 31, 2011 were $996 and $3,306, respectively.

C	The Company incurred one-time acquisition-related expenses of $1,158 representing legal, tax accounting and other professional fees related to the transaction and recorded a non-recurring adjustment to deferred financing fees of $490 in the statement of income for the six months ended September 30, 2011. Adjustments were recorded to reverse these two non-recurring items out of the pro-forma statement of income for the six months ended September 30, 2011.

D	Represents the estimated amortization of the lease liability recorded to reflect various building operating leases to fair market value. The liability is being amortized over 5 to 15 years based on the remaining terms of the leases. Amortization of $106 and $213 were recorded in the statements of income for the six months ended September 30, 2011 and twelve months ended March 31, 2011, respectively.

E	As mentioned previously, Adhesion Holdings, Inc. owned a 50% interest in Cameo Chile. As a part of the transaction, the Company purchased the entire 100% interest in Cameo Chile. As a result, an adjustment to reverse Adhesion Holdings’ investment in the Cameo Chile joint venture of $23,386 was made in the pro forma balance sheet and equity earnings related to this joint venture of $665 and $1,321 were reversed from the statements of income for the six months ended September 30, 2011 and twelve months ended March 31, 2011, respectively.

F	Represents the elimination of Adhesion Holding’s and Cameo Chile’s historical equity and the revaluation of assets to preliminary estimated fair value.

Based on fair value estimates by the Company’s management and independent appraisers, the preliminary purchase price has been allocated to individual assets acquired and liabilities as of the closing date as follows:

	Adhesion Holdings	Cameo Chile	Total
Assets Acquired

Cash acquired	$469	$139	$608
Accounts receivable	23,645	9,182	32,827
Inventories	16,934	1,937	18,871
PP&E	44,001	23,841	67,842
Intangibles	67,251	10,049	77,300
Goodwill	148,226	20,127	168,353
Deferred tax assets	8,514	1,448	9,962
Other assets	4,782	1,697	6,479

Total assets	313,822	68,420	382,242

Liabilities Assumed

Accounts payable	12,296	8,664	20,960
Debt assumed	1,322	9,291	10,613
Accrued and other liabilities	8,532	3,447	11,979
Deferred tax liabilities	—	9,355	9,355

Total liabilities	22,150	30,757	52,907

Net assets acquired	$291,672	$37,663	$329,335

The net carrying value of all assets and liabilities has been estimated to approximate the fair value.

The above allocation is preliminary and we expect to finalize the purchase accounting in the next six to nine months once fair value appraisals and valuations of all assets and liabilities are fully reviewed and finalized.

G	Represents the valuation of fixed assets (primarily machinery and equipment and presses) to estimated fair market value. The net fixed asset adjustment is being depreciated over 3 to 10 years depending on the asset and the net reduction to depreciation expense for the six months ended September 30, 2011 and twelve months ended March 31, 2011 was $601 and $1,202, respectively.

H	Reflects the purchase of 100% of Adhesion Holding’s shares as follows:

Cash from proceeds of borrowings (from A above)	$261,342
2,664 shares of MCC common stock:
Stated value of $0.10 per share	266
Paid-in capital	46,418
Deferred payment	21,309

Preliminary purchase price	$329,335

The Company issued 2,664 shares of its common stock to Adhesion Holdings with a restriction on sale or transfer within two years of the closing date. All of the shares are restricted from sale until the one-year anniversary of the closing date of the transaction and 50% of the shares are restricted from sale from the one year anniversary date to the two year anniversary date of the closing of the transaction. The value of this stock was based on estimated fair value determined using the average share price ($21.91 per share) of common shares on October 3, 2011, the day of closing of the transaction. The stock was then reduced 20% to reflect the estimated fair value of the discount for the one to two year sale restriction.

A portion of the purchase price was deferred and will be paid on April 1, 2012. The amount of the deferred payment is $21,309 and this payment does not have any contingencies associated with it.

I	Represents an adjustment to amortization expense of intangible assets included in selling, general and administrative expense to reflect the fair market valuation. Intangible assets include customer relationships amortized over estimated lives ranging from 12 to 20 years. The net adjustment includes reversal of Adhesion Holdings’ amortization of intangible expense of $3,819 and $7,481 for the six months ended September 30, 2011 and twelve months ended March 31, 2011, respectively and the estimated amortization expense of the new valuation of the intangibles of $2,147 and $4,294 for the six months ended September 30, 2011 and twelve months ended March 31, 2011, respectively.

J	Represents the interest expense on borrowings used to finance the transaction and amortization of deferred financing costs as follows:

	Six Months Ended 9/30/11	Average Interest Rate	Twelve Months Ended 3/31/11	Average Interest Rate
Interest expense on new debt	$10,720	5.51%	$21,356	5.53%
Reverse Multi-Color and Adhesion Holdings existing interest expense	(15,411)		(31,700)

Net adjustment to interest expense	($4,691)		($10,344)

The interest rates used in the estimate of interest expense represent the actual rates in effect during each period.

K	Represents 2,664 shares of the Company’s common stock issued pursuant to the Merger and Stock Purchase Agreement.

L	Represents adjustment to reflect income tax expense at an estimated effective tax rate of 29.74% for the combined entity for the year ended March 31, 2011 and an estimated effective tax rate of 21.36% for the six months ended September 30, 2011. The effective tax rate calculation was calculated based on the preliminary purchase price allocation and related pro-forma adjustments and the preliminary split of the purchase price allocation between jurisdictions.

M	Represents pro forma results of operations for the year ended March 31, 2011 as if CentroStampa, Monroe Etiquette, La Cromografica and Warszawski Dom Handlowy (previous Multi-Color acquisitions) had been acquired as of the beginning of the year. For the six months ended September 30, 2011, represents pro forma results as if Warszawksi Dom Handlowy had been acquired as of the beginning of the period. The pro forma results include certain purchase accounting adjustments, such as capital lease adjustments, the estimated changes in depreciation, intangible asset amortization and interest expense. Below is a table showing the split-out of results of the above acquired entries and pro-forma adjustments:

	Year Ended March 31, 2011	Six Months Ended September 30, 2011
Net income prior to adjustments	$4,874	$90
Pro forma adjustments	(1,606)	(293)

Total net income/(loss) for prior Multi-Color acquisitions	$3,268	$(203)

Below is a table detailing the pro forma adjustments related to previous Multi-Color acquisitions:

	Consolidated Pro Forma Adjustments
	Year Ended March 31, 2011	Six Months Ended September 30, 2011
Present value of deferred payments for CentroStampa and Monroe Etiquette	$(69)	$—
Acquired intangibles amortization	(772)	(28)
Amortization of debt issuance costs relating to the amendment of the credit facility	(101)	—
Interest expense for debt related to acquisitions	(785)	—
Depreciation expense related to capital leases	(796)	(79)
Lease expense related to capital leases	899	(159)
Interest expense related to capital leases	(262)	(27)
Income tax and other adjustments	280	—

Total pro forma adjustments	$(1,606)	$(293)

N	Represents a non-recurring loss on extinguishment of debt charge recorded by Adhesion Holdings in the six months ended September 30, 2011 statement of income related to its refinancing of debt in May 2011. This transaction is unrelated to the Company’s acquisition of Adhesion Holdings and should not be factored into how the statements of income for the combined companies will be impacted going forward. The pro-forma diluted earnings per share excluding this charge would be as follows:

Pro-Forma diluted EPS as reported	$0.15
After-tax diluted EPS impact of debt extinguishment charge	0.51

Adjusted pro-forma diluted EPS, excluding debt extinguishment charge	$0.66

O	Represents amortization of the write-up to estimated fair value of finished goods inventories over an estimated inventory turnover period of less than three months.